UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2006

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2006, PharmaNet Development Group, Inc.’s (“PharmaNet” or the “Company”) Board of Directors (the “Board”) appointed Mr. Mark Di Ianni to serve as president, early stage development of the Company, and accordingly, Mr. Di Ianni is deemed to be an executive officer of the Company.

In connection with the prior appointment of Mr. Di Ianni to serve as executive vice president, strategic initiatives of PharmaNet, Mr. Di Ianni entered into an employment agreement with PharmaNet on May 4, 2006 (the “Agreement”).  The Agreement is for a term of three (3) years with automatic one-year renewals.  Pursuant to the Agreement, Mr. Di Ianni is entitled to receive (i) a base salary in the amount of $325,000 plus certain benefits including 20 vacation days and a car allowance in the amount of $1,000 per month; (ii) a grant of 15,000 restricted stock units which units shall vest in six equal increments over a three year period; (iii) eligibility to participate in the Company’s long term incentive plan and cash incentive plan; and (iv) 24 months of severance in connection with a termination of employment upon certain events.  Mr. Di Ianni’s Agreement also contains certain non-compete clauses.  The current Agreement is filed as Exhibit 10.1 attached hereto.

It is anticipated that Mr. Di Ianni will receive additional consideration in connection with his recent appointment to serve as president, early stage development of PharmaNet, however the Board’s compensation committee has not determined the new terms of his employment.  When finalized, the terms of his employment for this new position will be disclosed in a Form 8-K or in the Company’s upcoming 10-K and his new employment agreement will be filed as an exhibit to the Form 8-K or form 10-K.

Mr. Di Ianni, age 56, joined PharmaNet in April 2006 as executive vice president, strategic initiatives.  Prior to joining the Company as an employee, Mr. Di Ianni provided consulting services to PharmaNet from February 2005 to March 2006.  From September 2002 through January 2005, Mr. Di Ianni was chief operating officer of Synarc, Inc., a medical imaging provider to the clinical trial industry.  From May 1996 to December 2001, Mr. Di Ianni was a founding member of and served as chief operating officer and executive vice president of SCIREX Corporation, a contract research and clinical site management organization.  From 1995 to 1996, he served as chief operating officer of Millennium 3 Research, a clinical site management organization.  From 1979 to 1995, Mr. Di Ianni held numerous positions of increasing responsibility at Corning Pharmaceutical Services (now Covance).  Prior to 1979, Mr. Di Ianni held positions as a research scientist, clinical research associate and test engineer.

Marc LeBel is the executive vice president of laboratories of the Company and president and chief executive officer of the Company’s subsidiary, Anapharm, Inc. (“Anapharm”) and chief executive officer of the Company’s subsidiary SFBC Taylor Technology, Inc. (“Taylor”).  Mr. LeBel has taken a leave of absence, effective November 20, 2006, for an undetermined period of time. Ms. Johane Boucher-Champagne, executive vice president of early clinical development of the Company, in addition to her duties as chief operating officer of Anapharm, Inc., is serving as acting president and chief executive of Anapharm, Inc. since Mr. LeBel’s leave of absence.  In addition, Ms. Boucher-Champagne will now report to Mr. Di Ianni.  Mark Di Ianni will serve as acting chief executive officer of Taylor during Mr. LeBel’s leave of absence.

ITEM 9.01.

Financial Statement and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between PharmaNet Development Group, Inc. and Mark Di Ianni dated May 4, 2006.
99.1	Press Release issued by PharmaNet Development Group, Inc. on December 15, 2006 announcing the appointment of Mr. Mark Di Ianni to serve as president, early clinical services of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 15, 2006

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ JOHN P. HAMILL
Name: John P. Hamill
Title: EVP and Chief Financial Officer